                                                                   Exhibit 99.02

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                             (Amounts in Thousands)

                                                         February 28,
                                                             1999      May 31,
                                                         (Unaudited)     1998
                                                         ------------ ----------
ASSETS
Current assets:
  Cash and short-term investments......................   $  628,162  $  285,498
  Accounts receivable less allowance for doubtful
   accounts of $2,712 and $1,695, respectively.........       32,981      16,109
  Prepaid expenses and other current assets............        7,066       3,465
  Net assets of discontinued operations................           --      37,323
                                                          ----------  ----------
    Total current assets...............................      668,209     342,395
Property, plant and equipment--net.....................      564,415     565,965
Investment in marketable equity securities.............       63,776      52,451
Debt issuance costs, less accumulated amortization of
 $21,201 and $16,013, respectively.....................       28,641      33,829
Cable television franchises, less accumulated
 amortization of $367,155 and $324,835, respectively...      302,186     344,612
Excess of purchase price over value of net assets
 acquired, less accumulated amortization of $43,064 and
 $40,612, respectively.................................      160,170     166,570
Other assets...........................................       12,067       9,360
                                                          ----------  ----------
                                                          $1,799,464  $1,515,182
                                                          ==========  ==========

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                    Amounts in Thousands (Except Share Data)

                                                       February 28,
                                                           1999      May 31,
                                                       (Unaudited)     1998
                                                       ------------ ----------
LIABILITIES AND COMMON STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Current maturities of long-term debt................  $   20,050  $   20,050
  Accounts payable....................................      42,160      35,983
  Accrued expenses and other current liabilities......     100,028      97,499
                                                        ----------  ----------
    Total current liabilities.........................     162,238     153,532
Long-term debt........................................   2,017,532   2,009,052
Deferred income taxes.................................       3,278       5,170
Minority interest in subsidiaries.....................      73,888      67,030
Other deferred income.................................       5,470       5,650
Commitments and contingencies (See Notes)
Common stockholders' deficiency:
  Common stock, par value $.01 per share:
  Class A, authorized 400,000,000 shares, issued,
   66,694,199 and 65,684,888 shares, respectively, and
   outstanding 32,885,031 and 31,954,085 shares,
   respectively.......................................         667         657
  Class B, authorized 300,000,000 shares, issued and
   outstanding 42,322,059 and 42,726,115 shares,
   respectively.......................................         423         427
  Additional paid-in capital..........................     181,103     176,179
  Other, including 33,809,168 and 33,730,803 treasury
   shares, respectively...............................    (147,271)   (132,501)
  Accumulated deficit.................................    (497,864)   (770,014)
                                                        ----------  ----------
    Total common stockholders' deficiency.............    (462,942)   (725,252)
                                                        ----------  ----------
                                                        $1,799,464  $1,515,182
                                                        ==========  ==========

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (Unaudited)
                    Amounts in Thousands (Except Share Data)

                                    Three Months Ended       Nine Months Ended
                                       February 28,            February 28,
                                   ----------------------  ----------------------
                                      1999        1998        1999        1998
                                   ----------  ----------  ----------  ----------
Revenues:
  Service income.................  $  131,278  $  120,725  $  387,726  $  361,611
                                   ----------  ----------  ----------  ----------
Costs and expenses:
  Cost of services...............      29,820      26,063      85,284      78,651
  Selling, general and
   administrative................      29,093      30,175      87,696      92,676
  Depreciation and amortization..      43,290      39,546     125,864     116,561
                                   ----------  ----------  ----------  ----------
                                      102,203      95,784     298,844     287,888
                                   ----------  ----------  ----------  ----------
Operating income.................      29,075      24,941      88,882      73,723
Gain (loss) on sale of assets....         (39)        (19)      5,186       1,889
Interest expense.................      47,816      45,067     143,830     124,882
                                   ----------  ----------  ----------  ----------
Loss from continuing operations
 before income tax (benefit) and
 minority interest...............     (18,780)    (20,145)    (49,762)    (49,270)
Income tax benefit...............     (27,621)       (400)    (19,104)       (546)
                                   ----------  ----------  ----------  ----------
Income (loss) from continuing
 operations before minority
 interest........................       8,841     (19,745)    (30,658)    (48,724)
Minority interest in income of
 subsidiaries....................      (2,870)     (2,521)     (9,334)     (8,702)
                                   ----------  ----------  ----------  ----------
Income (loss) from continuing
 operations......................       5,971     (22,266)    (39,992)    (57,426)
                                   ----------  ----------  ----------  ----------
Discontinued operations:
 Loss from discontinued
  operations, net of income tax
  benefit of $7,844 and $13,527
  and minority interest in losses
  of $6,578 and $17,673 for the
  three and nine months ended
  February 28, 1998,
  respectively...................          --      (6,853)         --     (39,874)
 Gain on sale of discontinued
  operations (less applicable
  income taxes of $28,255).......     312,142          --     312,142          --
                                   ----------  ----------  ----------  ----------
                                      312,142      (6,853)    312,142     (39,874)
                                   ----------  ----------  ----------  ----------
Net income (loss)................  $  318,113  $  (29,119) $  272,150  $  (97,300)
                                   ----------  ----------  ----------  ----------
Dividend on discontinued
 subsidiary convertible
 redeemable preferred stock......  $       --  $    1,259  $       --  $    3,777
                                   ----------  ----------  ----------  ----------
Net income (loss) applicable to
 common shares                     $  318,113  $  (30,378) $  272,150  $ (101,077)
                                   ----------  ----------  ----------  ----------
Net income (loss) per common
 share - basic
 Income (loss) from continuing
 operations......................  $     0.08  $    (0.32) $    (0.53) $    (0.82)
 Loss from discontinued
  operations.....................          --       (0.09)         --       (0.53)
 Gain on sale of discontinued
  operations.....................        4.15          --        4.16          --
                                   ----------  ----------  ----------  ----------
 Net income (loss) per common
  share - basic..................  $     4.23  $    (0.41) $     3.63  $    (1.35)
                                   ----------  ----------  ----------  ----------
Net income (loss) per common
 share - diluted
 Income (loss) from continuing
 operations......................  $     0.08  $    (0.32) $    (0.53) $    (0.82)
 Loss from discontinued
  operations.....................          --       (0.09)         --       (0.53)
 Gain on sale of discontinued
  operations ....................        4.08          --        4.16          --
                                   ----------  ----------  ----------  ----------
 Net income (loss) per common
  share - diluted................  $     4.16  $    (0.41) $     3.63  $    (1.35)
                                   ----------  ----------  ----------  ----------
Weighted average number of common
 shares outstanding during the
 period - basic..................  75,146,000  74,310,000  74,976,000  74,859,000
                                   ----------  ----------  ----------  ----------
Weighted average number of common
 shares outstanding during the
 period - diluted................  76,449,000  74,310,000  74,976,000  74,859,000
                                   ----------  ----------  ----------  ----------

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Unaudited)
                              Amounts in Thousands

                                                          Nine Months Ended
                                                            February 28,
                                                         --------------------
                                                           1999       1998
                                                         ---------  ---------
Operating Activities:
  Cash received from subscribers and others............. $ 464,083  $ 448,577
  Cash paid to suppliers, employees and governmental
   agencies.............................................  (285,569)  (265,731)
  Interest paid.........................................  (102,846)   (96,019)
                                                         ---------  ---------
    Net Cash Provided by Operating Activities...........    75,668     86,827
                                                         ---------  ---------
Investing Activities:
  Capital expenditures..................................   (79,997)   (86,432)
  Cable television franchise expenditures...............      (339)      (181)
  Acquisition of other assets...........................    (3,461)     1,454
  Acquisition of cable television systems...............        --    (33,548)
  Sale of discontinued operations.......................   360,115         --
  Sale of radio stations................................    11,538         --
                                                         ---------  ---------
    Net Cash Used in Investing Activities...............   287,856   (118,707)
                                                         ---------  ---------
Financing Activities:
  Proceeds from long-term borrowings....................        --    775,659
  Principal payments on long-term debt..................   (29,050)  (560,050)
  Debt issuance costs...................................        --    (17,824)
  Purchase of treasury stock............................    (1,505)   (12,421)
  Issuance of common stock..............................     4,930      1,361
                                                         ---------  ---------
    Net Cash (Used in) Provided by Financing
     Activities.........................................   (25,625)   186,725
                                                         ---------  ---------
Net (Decrease) Increase in Cash and Short-Term
 Investments--Continuing Operations.....................   337,899    154,845
Cash Flows of Discontinued Operations--Net..............     4,765    (29,722)
Cash and Short-Term Investments--Beginning of Period....   285,498    151,947
                                                         ---------  ---------
Cash and Short-Term Investments--End of Period.......... $ 628,162  $ 277,070
                                                         =========  =========

                See notes to consolidated financial statements.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                                  (UNAUDITED)
                              AMOUNTS IN THOUSANDS

                                                          NINE MONTHS ENDED
                                                             FEBRUARY 28,
                                                          -------------------
                                                            1999       1998
                                                          ---------  --------
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH PROVIDED
 BY OPERATING ACTIVITIES

NET INCOME (LOSS)........................................ $ 272,150  $(97,300)
                                                          ---------  --------
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:
  Depreciation and amortization..........................   125,864   116,561
  Minority interest in income of subsidiaries--continuing
   operations............................................     9,334     8,702
  Deferred income taxes..................................    (1,892)   (3,611)
  Non cash interest charges..............................    42,587    25,414
  Gain on sale of discontinued operations................  (340,397)       --
  Gain on sale of assets and other.......................    (6,008)       --
  Loss from discontinued operations--net.................        --    39,874
  Change in assets and liabilities net of effects of
   acquired cable television systems:
    Accounts receivable--(increase)......................   (17,072)   (5,714)
    Prepaid expenses and other current assets--(increase)
     decrease............................................    (3,629)    2,610
    Accounts payable and accrued expenses--
     increase/(decrease).................................    (5,269)      291
                                                          ---------  --------
      Total adjustments..................................  (196,482)  184,127
                                                          ---------  --------
NET CASH PROVIDED BY OPERATING ACTIVITIES................ $  75,668  $ 86,827
                                                          =========  ========

                 See notes to consolidated financial statements

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (Unaudited)
         (Amounts in thousands, except subscriber, pop and share data)

NOTE 1. Interim Financial Statements

  In the opinion of management, the accompanying interim unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the consolidated financial position of Century Communications Corp. and subsidiaries (the "Company") as of February 28, 1999 and the results of its consolidated operations and cash flows for the periods ended February 28, 1999 and 1998. The February 28, 1999 and 1998 financial statements do not include all disclosures required by generally accepted accounting principles. The statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's May 31, 1998 Annual Report on Form 10-K, which includes a summary of significant accounting policies and other disclosures. Certain reclassifications have been made to prior period balances to conform with the current period's presentation. The consolidated balance sheet at May 31, 1998 is audited.

NOTE 2. Agreement and Plan of Merger

  On March 5, 1999, the Company and Adelphia Communications Corporation ("Adelphia") jointly announced the signing of a definitive agreement (the "Merger Agreement") for the merger (the "Merger") of the Company with and into a newly formed direct, wholly-owned subsidiary of Adelphia (the "Merger Sub"). The Merger Sub will continue as the surviving company in the Merger. The Merger is expected to close in the third calendar quarter of 1999. The consolidated financial statements have been prepared on an historical basis and do not include any adjustments that might result from the outcome of the Merger.

  Pursuant to the Merger Agreement, the Company's Class A Common stockholders will receive cash of approximately $9.16 per share and approximately 0.6122 shares of Adelphia Class A Common Stock (for a total market value of the consideration of $44.14 based on Adelphia's March 4, 1999 closing price on the Nasdaq National Market of $57 1/8) for each share of the Company's Class A Common Stock that they own, and the Company's Class B Common stockholders will receive approximately $11.81 in cash and approximately 0.6360 shares of Adelphia Class A Common Stock (for a total market value of the consideration of $48.14 based on Adelphia's March 4, 1999 closing price on the Nasdaq National Market of $57 1/8) for each share of the Company's Class B Common Stock that they own.

  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement shall be paid by the party incurring such expenses. However, in the event the Company enters into or consummates a merger, consolidation or other business combination with a third party within twenty-four months after the date of termination of the Merger Agreement, the Company shall reimburse Adelphia's costs and expenses in connection with the Merger Agreement (subject to a maximum of $10,000) and pay Adelphia a termination fee of $100,000.

  On or about March 10, 1999, a lawsuit was commenced by the filing of a class action complaint (the "Complaint") by one of the Company's Class A Common stockholders on behalf of himself and all others similarly situated naming the Company's Class B Common stockholders and all of the Company's Directors as defendants for alleged breaches of fiduciary duty in connection with approval of the Merger consideration. The Company and Adelphia were also named as defendants for allegedly aiding and abetting in the foregoing breaches of fiduciary duty. The Complaint seeks damages in an unspecified amount and such other relief as may be appropriate.

  The closing of the Merger is subject to certain customary conditions, including the approval of the Merger by the shareholders of the Company and Adelphia, each party obtaining the required consents (including under

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

           (Amounts in thousands except subscriber, and share data)

the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and all appropriate regulatory and other approvals, including from the Federal Communications Commission and local franchising authorities. There is no assurance that the Company will obtain such approvals or that such transaction will be consummated.

NOTE 3. Merger/Sale of Business Segments

 Centennial Cellular Corp.

  On January 7, 1999, Centennial Cellular Corp. ("Centennial") completed the previously announced merger of CCW Acquisition Corp., a company organized at the direction of Welsh, Carson, Anderson & Stowe, with and into Centennial (the "Centennial Merger"). As of the completion of the Centennial Merger, the Services Agreement between the Company and Centennial was terminated. As a holder of 8,561,819 shares of Class B Common Stock and 3,978 shares of Second Series Convertible Preferred Stock of Centennial, the Company received for its interest in Centennial approximately $360,100 in cash. The Company intends to utilize these proceeds for general corporate purposes, including, but not limited to, the financing of capital expenditures, investments and acquisitions.

  The Company recorded a pre-tax gain upon the sale of Centennial of approximately $322,000 during the three months ended February 28, 1999.

 Australian Operations

  The Company sold to UIH Asia/Pacific Communications Inc. ("UAP"), a unit of United International Holdings, Inc. ("UIH"), the Company's 25% ownership interest in XYZ Entertainment Pty. Limited ("XYZ") for approximately $24,600. Approximately 95% of the sales price was paid in the form of UIH Series B Convertible Preferred Stock ("UIH Convertible Stock") which is convertible at any time into approximately ten shares of UIH Class A Common Stock for each share of UIH Convertible Stock, at a conversion price of $21.25 per share. The Company may not sell, assign, pledge, transfer or otherwise convey any UIH securities prior to September 11, 1999.

  On July 9, 1998, East Coast Pay Television Pty. Limited ("ECT") sold substantially all of its operating assets to Austar Entertainment Pty Ltd. ("Austar"), a wholly owned subsidiary of UAP, for approximately $6,100 in the form of UIH Convertible Stock. ECT has finalized the shutdown of its operations, including the liquidation of its current liabilities. On December 16, 1998, the creditors of ECT entered into an Intercreditor Agreement pursuant to which substantially all of the remaining assets of ECT have been distributed among them and the Company has received 5,652 units of UIH Convertible Stock. The Company will receive 92.4% of any additional remaining assets of ECT. Such amounts are not expected to be material.

  At March 18, 1999, the closing price of the UIH Class A Common Stock on the Nasdaq National Market was $40 1/8.

  The Company recorded a pre-tax gain of approximately $18,300 as a result of the sale of its Australian business segment during the three months ended February 28, 1999.

  The Company reduced its valuation allowance applied against its deferred tax assets by approximately $103,000 as a result of the sale of Centennial and the Australian Operations.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

           (Amounts in thousands except subscriber, and share data)


  The net assets of Centennial and the Australian Operations have been classified in the accompanying May 31, 1998 consolidated balance sheet under the caption "Net Assets of Discontinued Operations".

  Operating results of Centennial and the Australian Operations for the three and nine months ended February 28, 1998 are shown separately within the accompanying consolidated statements of operations under the caption "Loss from Discontinued Operations". The operating results of Centennial and the Australian Operations for the three and nine months ended February 28, 1998 consist of the following:

 Centennial Cellular Corp.

                                             Three Months       Nine Months
                                                 Ended             Ended
                                           February 28, 1998 February 28, 1998
                                           ----------------- -----------------
Revenue...................................     $ 59,179          $ 171,166
Costs and expenses........................      (67,538)          (187,027)
                                               --------          ---------
  Operating Loss..........................       (8,359)           (15,861)
Income from equity investments............        2,391              9,843
Interest expense..........................      (11,461)           (33,262)
Gain (loss) on sale of assets.............           (4)                 8
Income tax benefit........................        7,844             13,527
Minority interest in income of
 subsidiaries.............................          (81)              (337)
                                               --------          ---------
  Net Loss (a)............................     $ (9,670)         $ (26,082)
                                               ========          =========

 Australian Operations:

                                               Three Months       Nine Months
                                                  Ended              Ended
                                            February 28, 1998  February 28, 1998
                                            ------------------ -----------------
Revenue....................................      $ 8,313           $ 27,814
Costs and expenses.........................       (8,773)           (49,035)
                                                 -------           --------
  Operating Loss...........................         (460)           (21,221)
Interest expense...........................       (2,899)            (8,199)
Other loss.................................         (401)            (2,044)
                                                 -------           --------
  Net Loss (a).............................      $(3,760)          $(31,464)
                                                 =======           ========

--------
(a) Prior to minority interest share of losses.

NOTE 4. Revenue Recognition

  Cable service income includes earned subscriber service revenue and charges for installation and connections, net of programmers' share of pay television revenue. Such programmers' share netted against service income amounted to $39,310 and $111,445 for the three and nine months ended February 28, 1999, respectively, and $34,005 and $96,411 for the three and nine months ended February 28, 1998, respectively.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

           (Amounts in thousands except subscriber, and share data)


NOTE 5. Income Taxes

  As discussed in Note 3, the Company sold Centennial and the Company's Australian Operations in the quarter ended February 28, 1999, resulting in a pre-tax gain of approximately $340,000. Consequently, in the three months ended February 28, 1999, the Company was able to recognize a tax benefit from the losses incurred from continuing operations for the first nine months of fiscal 1999. The Company will recognize a tax benefit for the losses from continuing operations incurred in the fourth quarter of fiscal 1999 and will reduce the adjustment to the tax valuation allowance by a like amount.

NOTE 6. Income (Loss) Per Common Share

  The Company applies the provisions of Statement of Financial Accounting Standards No.128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, Basic Earnings Per Share is calculated by dividing income (loss) applicable to common shares by weighted average common shares outstanding. Diluted Earnings Per Share reflects the potential dilution that could occur if potential common stock instruments of the Company were exercised, converted or issued. The calculation of Diluted Earnings Per Share for the three months ended February 28, 1999 included common share equivalents of 1,303,000 in the determination of common shares outstanding utilized in the calculation.

NOTE 7. Segment Reporting

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting information on operating segments in the financial statements. In accordance with this standard, the Company has determined that it currently operates in one business segment, the ownership and operation of cable television systems in the United States.

NOTE 8. Comprehensive Income (Loss)

  The Company has adopted the provisions of the Financial Accounting Standards Board's Statement of Accounting Standards No. 130, "Reporting Comprehensive Income". Comprehensive Income (loss) for the Company includes unrealized appreciation of marketable securities and foreign currency translation adjustments (1998 only) in addition to net income (loss) as reported in the Company's Consolidated Financial Statements. Comprehensive income was $315,536 and $258,885 for the three and nine months ended February 28, 1999, respectively, and comprehensive loss was $30,318 and $94,439 for the three and nine months ended February 28, 1998, respectively.

NOTE 9. Acquisitions/Dispositions--Continuing Operations

 Acquisitions

  On August 16, 1996, the Company entered into agreements to acquire two cable television systems which served an aggregate of approximately 35,000 primary basic subscribers, which agreements were subsequently assigned to a joint venture in which each of the Company and Citizen Utilities Company has a 50% interest (the

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

           (Amounts in thousands except subscriber, and share data)

"Century/Citizens Joint Venture"). These systems are primarily located in Yorba Linda/Orange County and Diamond Bar, California. The aggregate purchase price for these systems was approximately $69,650. On October 15, 1997, the Century/Citizens Joint Venture completed the acquisition of the Diamond Bar system for a purchase price of approximately $34,160. The Diamond Bar system serves approximately 20,000 primary basic subscribers. On April 30, 1998, the Century/Citizens Joint Venture completed the acquisition of the Yorba Linda/Orange County systems for a purchase price of approximately $35,490. The Yorba Linda/Orange County systems serve approximately 17,500 primary basic subscribers. The Company funded its share of the purchase price for the Yorba Linda/Orange County systems and the Diamond Bar system using available credit facilities.

Dispositions

  In June 1998, Century-ML Cable Venture, a 50% owned joint venture partnership between the Company and ML Media Partners, L.P., sold substantially all of the assets of its two radio stations for approximately $11,500. The Company recorded a pre-tax gain of $5,506 in relation to the sale of these two radio stations during the nine months ended February 28, 1999.

  The summary pro forma information includes the results of the Company's continuing operations and the above acquisitions and disposition, in each case as if such acquisitions and disposition had been completed as of June 1, 1997.

                                                           Nine Months Ended
                                                             February 28,
                                                           ------------------
                                                             1999      1998
                                                           --------  --------
                                                              (Unaudited)
Revenue................................................... $387,698  $365,411
Loss from continuing operations........................... $(40,062) $(59,977)
Net income (loss)......................................... $272,080  $(99,851)
Loss from continuing operations per common share--basic &
 diluted.................................................. $   (.53) $   (.85)
Income (loss) per common share--basic & diluted........... $   3.63  $  (1.38)

  Pro forma net loss per common share for the nine months ended February 28, 1999 and 1998 is calculated using the weighted average number of common shares outstanding during the period.

NOTE 10. Pending Acquisition

  In August 1998, the Company entered into an agreement to acquire a cable television system which serves approximately 19,000 primary basic subscribers in Moreno Valley and Riverside County, California. The purchase price for this system is approximately $33,000. The Company currently expects to fund the acquisition using available credit facilities. The purchase of this system by the Company is subject to regulatory approvals. There is no assurance that the Company will obtain such approvals or that such acquisition will be consummated.

NOTE 11. Long-Term Debt

  At February 28, 1999, the Company's public debt securities of approximately $1,860,532 in the aggregate have interest rates ranging from 8 3/8% to 9 3/4%, with remaining maturities ranging from 1 1/2 to 18 3/4 years. The Company's public debt securities rank pari passu with all existing and future Senior Indebtedness (as that term is defined in the respective Indentures under which the public debt securities were issued) of the Company, are senior in right of payment to all existing and future subordinated indebtedness of the Company, and may not be redeemed prior to maturity.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

           (Amounts in thousands except subscriber, and share data)

  Certain subsidiaries of the Company have four credit facilities (the CCC-I, CCC- II, Century Venture Corp. and CCCTV credit facilities) with $1,155,000 of total potential credit availability at February 28, 1999, of which $97,000 was outstanding. Approximately $825,000 of borrowing capacity terminates under the CCC-I and CCC-II credit facilities on August 31, 1999.

  The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined interest rate risks. The Company entered into a five-year interest rate hedge agreement during October 1997 in relation to certain of its fixed-rate bank debt. The hedge agreement is structured such that the Company pays a variable rate of interest based on the higher of the U.S. dollar six-month LIBOR or the U.S. dollar six-month LIBOR set in arrears and receives a fixed rate of interest of 6.695% based on a notional amount of $35,000. Subject to the terms of the hedge agreement, if the six month LIBOR is set at or below 4.75% at the beginning of any period, the hedge agreement would terminate for that period alone and the Company would receive a 50 basis points subsidy for that period alone.

  The subsidiaries' credit facilities and the Company's public debt securities, among other things, require the maintenance of certain financial and operating covenants, restrict the use of proceeds from such borrowing, limit the incurrence of additional indebtedness, restrict the purchase or redemption of its capital stock and limit the ability to pay dividends and management fees and make capital expenditures. So long as applicable financial and other covenants, including certain interest expense ratio tests, are met in connection with the Merger, the Merger may be accomplished without creating a default under the indentures applicable to the Company's public debt securities. If any issue of the Company's public debt securities is downgraded to designated levels at the time of the Merger, the holders of such issue could require the Company to repurchase such debt securities at a price equal to 101% of the principal amount thereof.

  At February 28, 1999, the Company and its subsidiaries were in compliance with all covenants of their respective debt agreements.

NOTE 12. New Accounting Pronouncements

  The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and other Postretirement Benefits" and Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" in 1998. Additionally, during 1998 the AICPA's Accounting Standards Executive Committee issued Statement of Position (SOP) 98-5 "Reporting on the Cost of Start-up Activities". The Company believes these Statements will not have a material impact on the consolidated financial statements of the Company when adopted.

NOTE 13. Stock Purchases

  During the nine months ended February 28, 1998, the Company purchased 1,959,500 additional shares of Class A Common Stock in the open market for an aggregate purchase price of $12,151 pursuant to previous authorizations by the Company's Board of Directors. These shares were accounted for as treasury shares. During the nine months ended February 28, 1999, the Company did not purchase any shares in the open market pursuant to these authorizations.

NOTE 14. Strategic Partnership

  On November 18, 1998, the Company and TCI Communications, Inc. ("TCI") entered into a definitive agreement to establish a strategic partnership (the "Partnership"). TCI will contribute to the Partnership all the assets related to the businesses of certain cable television systems owned and operated by TCI serving

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

           (Amounts in thousands except subscriber, and share data)

approximately 243,400 customers in the area of Southern California. The Company will contribute to the Partnership all the assets related to the businesses of certain cable television systems owned and operated by the Company serving approximately 528,700 customers in the area of Southern California, including approximately 94,400 subscribers to be acquired in an exchange of cable systems described below as well as approximately 19,000 subscribers related to the Company's pending acquisition of the cable television system serving Moreno Valley and Riverside, California (See Note
8). The Company will manage the newly combined cable systems and own approximately 69.5 percent of the Partnership. The cable systems contributed by each party will be valued based upon annualized cash flow of such contributed systems as of the closing date of the transaction, subject to certain fees and expenses.

  The Company is expected to manage the Partnership in return for a management fee payable by the Partnership calculated based on a percentage of the annual total gross revenues of the Partnership, in addition to payment of certain fees and expenses. However, under the Agreement of Limited Partnership, the Partnership may not, among other things, without the approval of the TCI partner or the unanimous vote of all the members of the Partnership committee, enter into certain transactions with affiliates, issue any Partnership or other equity interest, permit any subsidiary to issue any equity interest, effectuate certain mergers or other business combinations or incur in excess of certain levels of indebtedness.

  As part of the Partnership Transaction, the Company and TCI have agreed to exchange cable systems owned by the Company in certain communities in Northern California for certain cable systems owned by TCI in Southern California, allowing each of them to unify operations in existing service areas. TCI will exchange its East San Fernando Valley cable system serving approximately 94,400 subscribers for the Company's Northern California cable systems, serving approximately 95,900 subscribers in the communities of San Pablo, Benicia, Fairfield and Rohnert Park, California.

  It is anticipated that the Partnership will be funded by approximately $900,000 of indebtedness. There is no assurance that such financing will be available to the Partnership or that the Partnership will be able to obtain such financing on terms favorable to the Partnership.

  The closing of the foregoing transactions is subject to, among other things, each party obtaining the required consents (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and all appropriate regulatory and other approvals, including from the Federal Communications Commission and local franchising authorities. In connection with the Partnership Transaction, the Company has completed filing the material applications seeking transfer of the Company's applicable franchise licenses with the FCC and local franchising authorities. There is no assurance that the Company will obtain such approvals or that such transactions will be consummated.

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

            (Amounts in thousands except subscriber, and share data)


NOTE 15. Changes in Stockholders' Deficiency

                                      Common Stock
                          --------------------------------------
                               Class A            Class B        Additional
                          ------------------ -------------------  Paid-in   Accumulated
                            Shares   Dollars   Shares    Dollars  Capital     Deficit     Other      Total
                          ---------- ------- ----------  ------- ---------- ----------- ---------  ---------
Balance at June 1,
 1997...................  62,695,127  $627   45,126,115   $451    $176,871   $(649,043) $(127,549) $(598,643)
Shares issued in
 connection with
 employee incentive
 plans..................     589,761     6                           4,533                             4,539
Class A Shares purchased
 by the Company.........                                                                  (12,576)   (12,576)
Class B shares converted
 to Class A shares......   2,400,000    24   (2,400,000)   (24)                                           --
Subsidiary preferred
 stock dividends........                                            (5,225)                           (5,225)
Change in unrealized
 appreciation of
 marketable securities..                                                                    7,333      7,333
Foreign currency
 translation transferred
 to discontinued
 operations.............                                                                      291        291
Net loss................                                                      (120,971)             (120,971)
                          ----------  ----   ----------   ----    --------   ---------  ---------  ---------
Balance at May 31,
 1998...................  65,684,888   657   42,726,115    427     176,179    (770,014)  (132,501)  (725,252)
Shares issued in
 connection with
 employee incentive
 plans..................     580,255     6       25,000              4,924                             4,930
Class A shares purchased
 by the Company.........                                                                   (1,505)    (1,505)
Class B shares converted
 to Class A shares......     429,056     4     (429,056)    (4)                                           --
Change in unrealized
 appreciation of
 Marketable securities..                                                                  (13,265)   (13,265)
Net income..............                                                       272,150               272,150
                          ----------  ----   ----------   ----    --------   ---------  ---------  ---------
Balance at February 28,
 1999...................  66,694,199  $667   42,322,059   $423    $181,103   $(497,864) $(147,271) $(462,942)
                          ==========  ====   ==========   ====    ========   =========  =========  =========

Other stockholders' deficiency items:

                                                February 28, 1999
                                                   (Unaudited)    May 31, 1998
                                                ----------------- ------------
Treasury stock, at cost........................     $(154,202)     $(152,697)
Unrealized appreciation of marketable
 securities....................................         6,931         20,196
                                                    ---------      ---------
                                                    $(147,271)     $(132,501)
                                                    =========      =========